CSMC06-1G4AR2  --  4A3

CREDIT SUISSE FIRST BOSTON

Balance	$11,816,000.00	Delay	24	WAC	5.84000	WAM	356
Coupon	5.50000	Dated	01/01/2006	NET	5.50000	WALA	4
Settle	01/31/2006	First Payment	02/25/2006	Contrib Wac	5.84000

Price	1	2	3	4	5
	Yield	Yield	Yield	Yield	Yield
97-00.00	5.825	5.929	6.237	7.215	8.171
97-08.00	5.800	5.893	6.171	7.053	7.916
97-16.00	5.775	5.858	6.105	6.892	7.663
97-24.00	5.749	5.822	6.040	6.732	7.410
98-00.00	5.724	5.787	5.975	6.573	7.159
98-08.00	5.699	5.752	5.910	6.415	6.909
98-16.00	5.674	5.717	5.846	6.257	6.660
98-24.00	5.649	5.683	5.782	6.101	6.413
99-00.00	5.624	5.648	5.719	5.945	6.167
99-08.00	5.600	5.614	5.656	5.790	5.922
99-16.00	5.575	5.580	5.593	5.636	5.678
99-24.00	5.550	5.545	5.530	5.482	5.435
100-00.00	5.526	5.511	5.468	5.330	5.194
Spread @ Center Price	125	136	156	192	227
WAL	16.73	10.96	5.34	1.82	1.10
Mod Durn	10.13	7.27	3.95	1.61	1.02
Principal Window	~Feb06 -Mar28	~Feb06 -Jun24	Feb06 -Apr20	Feb06 -May12	Feb06 -Nov08
Prepay	4 CPR	6 CPR	8 CPR	10 CPR	12 CPR
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

Price	6	7	8	9
	Yield	Yield	Yield	Yield
97-00.00	8.947	10.316	11.645	12.314
97-08.00	8.616	9.850	11.047	11.649
97-16.00	8.286	9.387	10.452	10.989
97-24.00	7.959	8.926	9.862	10.333
98-00.00	7.633	8.468	9.275	9.681
98-08.00	7.308	8.012	8.692	9.034
98-16.00	6.986	7.559	8.112	8.390
98-24.00	6.665	7.108	7.536	7.751
99-00.00	6.346	6.660	6.964	7.116
99-08.00	6.028	6.215	6.395	6.485
99-16.00	5.712	5.772	5.829	5.858
99-24.00	5.397	5.331	5.267	5.235
100-00.00	5.085	4.893	4.708	4.615
Spread @ Center Price	258	313	368	396
WAL	0.84	0.59	0.46	0.42
Mod Durn	0.79	0.56	0.44	0.39
Principal Window	Feb06 -Dec07	Feb06 -Apr07	Feb06 -Jan07	Feb06 -Nov06
Prepay	14 CPR	18 CPR	22 CPR	24 CPR

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.